UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2006

LitFunding Corp.

(Exact name of registrant as specified in charter)

Nevada	000-49679	93-1221399
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

3700 Pecos McLeod Drive, Suite 100
Las Vegas, Nevada	89121
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (702) 317-1610

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Except for our ongoing securities laws, we do not intend, and undertake no obligation, to update any forward-looking statement.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to the possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgement. To the extent that the assumed events do not occur, the outcome may vary substantially on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

For a detailed description of these and other factors that could cause actual results to differ materially from those expressed in any forward-looking statement, please see “Factors that May Affect Future Results” in our Annual Report on Form 10-KSB for the year ended December 31, 2004.

Item 1.01 Entry into a Material Definitive Agreement.

Investment Agreement with Imperial Capital Holdings

On January 16, 2006, the Registrant entered into an Investment Agreement with Imperial Capital Holdings (“Imperial”). Under the terms of the agreement, the Registrant agreed to issue and sell to Imperial, and Imperial agreed to purchase from the Registrant up to that number of shares of common stock having an aggregate purchase price of $3,000,000. The Registrant will be able to require Imperial to purchase up to the $3,000,000 of its common stock over a two-year period commencing on the date a registration statement is declared effective by the SEC covering shares of the Registrant’s common stock underlying the Investment Agreement. These funds will be able to be drawn at the Registrant’s discretion by delivering a written notice (“Put Notice”) stating the amount of funds the Registrant wishes to draw (“Put Amount”). The Put Amount shall be equal to 93% of the market price of the Registrant’s common stock, as calculated in accordance with the terms of the Investment Agreement, provided that in no event will the Put Amount be greater than $250,000. The Registrant shall not be entitled to submit a Put Notice until after the previous closing has been completed. If any closing best bid price during the applicable Pricing Period (the period beginning on the Put Notice date and ending on and including the date that is 5 trading days after such Put Notice date) with respect to any particular Put Notice is less than 75% of any closing best bid price of the common stock for the 10 trading days prior to the Put Notice date, the Put Notice will terminate at the Registrant’s request.

Registration Rights. Pursuant to the terms of the Registration Rights Agreement dated January 16, 2006 between Imperial and the Registrant, the Registrant is obligated to file a registration statement registering 8,000,000 shares of the Registrant’s common stock issuable on the date proceeding the filing of the Registration Statement based on the closing bid price of the Registrant’s common stock on such date and the amount reasonably calculated that represents common stock issuable to other parties as set forth in the Investment Agreement except to the extent that the SEC requires the share amount to be reduced as a condition of effectiveness. The Registrant shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC within 180 calendar days after the filing of the Registration Statement.

Placement Agent. In connection with the Investment Agreement, on January 16, 2006 the Registrant entered into a Placement Agent Agreement with Brewer Financial Services, LLC., a NASD registered broker-dealer. The Placement Agent will render consulting services to the Registrant with respect to the Investment Agreement and will be available for consultation in connection with the advances to be requested by the Registrant pursuant to the Investment Agreement. The Registrant agreed to pay to the Placement Agent 1% of the gross proceeds from each draw for all services in connection with the Placement Agent Agreement.

Item 8.01 Other Events.

On January 31, 2006, the Registrant issued a press release announcing it executed the Investment Agreement with Imperial Capital Holdings. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Exhibits.

10.1 Investment Agreement with Imperial Capital Holdings, dated January 16, 2006
10.2 Registration Rights Agreement with Imperial Capital Holdings, dated January 16, 2006
10.3 Placement Agent Agreement with Brewer Financial Services, LLC., dated January 16, 2006
99 Press Release dated February 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LitFunding Corp.,

a Nevada corporation

By:/s/ Morton Reed

Morton Reed, Chief Executive Officer

Date: February 1, 2006